EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the Nasdaq National Market System.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
11/20/2012	Sale	$ 7.2170	1	2093
11/26/2012	Sale	$ 7.1614	2	6781
11/27/2012	Sale	$ 7.0000		200
11/28/2012	Sale	$ 6.8108	3	464
11/30/2012	Sale	$ 6.8110	4	1000
12/3/2012	Sale	$ 6.7126	5	1500
12/4/2012	Sale	$ 6.5000		29700
12/6/2012	Sale	$ 6.2149	6	8558
12/7/2012	Sale	$ 6.1284	7	17300
12/10/2012	Sale	$ 6.1047	8	6035
12/11/2012	Sale	$ 6.1095	9	19800
12/12/2012	Sale	$ 6.1296	10	13500
12/13/2012	Sale	$ 6.3556	11	19934
12/17/2012	Sale	$ 6.5330	12	10000
12/18/2012	Sale	$ 6.6769	13	24030

1 This transaction was executed in multiple trades at prices ranging from $7.20 – 7.25.
2 This transaction was executed in multiple trades at prices ranging from $7.14 – 7.21.
3 This transaction was executed in multiple trades at prices ranging from $6.80 – 6.85.
4 This transaction was executed in multiple trades at prices ranging from $6.75 – 6.93.
5 This transaction was executed in multiple trades at prices ranging from $6.70 – 6.75.
6 This transaction was executed in multiple trades at prices ranging from $6.20 – 6.25.
7 This transaction was executed in multiple trades at prices ranging from $6.10 – 6.16.
8 This transaction was executed in multiple trades at prices ranging from $6.06 – 6.14.
9 This transaction was executed in multiple trades at prices ranging from $6.10 – 6.15.
10 This transaction was executed in multiple trades at prices ranging from $6.10 – 6.16.
11 This transaction was executed in multiple trades at prices ranging from $6.27 – 6.45.
12 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.57.
13 This transaction was executed in multiple trades at prices ranging from $6.65 – 6.75.